DIRECTORS' FEE POLICY
2012

GENERAL

Section 1261.21 of the Rules and Regulations of the Federal Housing Finance Agency requires the Board of Directors to adopt a written policy to provide for the payment of reasonable compensation to Bank Directors for the performance of their duties as members of the Board of Directors. Pursuant to that regulation, this Directors' Fee Policy ("Policy") sets forth the activities and functions for which attendance is necessary and appropriate and may be compensated, and sets forth the methodology for determining the amount of compensation to be paid. This Policy shall be reviewed annually by the Governance Committee.

TOTAL COMPENSATION

The compensation paid to Directors shall be in conformity with the guidelines set forth in this policy. The policy guidelines on Director Compensation for 2012 are $76,000 for the Chair, $66,000 for the Vice Chair of the Board and for each Committee Chair, and $56,000 for each of the other Directors. Compensation can exceed the guidelines set forth above based on a Director assuming additional responsibilities, such as chairing a Committee or Board meeting.

QUARTERLY RETAINER

In order to compensate Directors for their time while serving as Directors outside of normal Committee and Board meetings, Directors shall be paid a quarterly retainer. The retainer shall compensate Directors for their time preparing for meetings, attending Affordable Housing Advisory Council meetings, attending Bank System meetings, Board training sessions, and other activities outside of normal Committee and Board meetings. The amount of the quarterly retainer varies depending on the responsibilities of the Director as set forth below:

Chairman            $10,000
Vice Chairman            $ 9,000
Committee Chairman        $ 9,000
Director            $ 8,000

BOARD MEETING FEES

In order to compensate Directors for their time while serving as Directors, each Director that attends a meeting of the Board of Directors (including Committee meetings and participating by telephone) shall be paid a Board Meeting Attendance Fee. The amount of the Board Meeting Attendance Fee varies depending on the role served at the meeting. The following Board Meeting Attendance Fees shall be paid to Directors in attendance at Board of Director's meetings (including telephonic Board meetings):

Chairman             $3,000
Vice Chair            $2,500
Committee Chairs        $2,500
All other Directors        $2,000

In the absence of the Chairman, the Acting Chairman, whether it be the Vice Chairman or Chairman Pro Tem, shall receive the Chairman Board Meeting Attendance Fee. Board Meeting Attendance Fees are paid per meeting day.

STANDING COMMITTEE MEETING FEES

In order to compensate Directors for their time while serving as Directors, each Director that attends a Standing Committee meeting (including participating by telephone) shall be paid a Standing Committee Meeting Attendance Fee. The amount of the Standing Committee Meeting Attendance Fee varies among Directors in attendance at the meeting. The following Standing Committee Meeting Attendance Fees shall be paid to Directors in attendance at Committee Director's meetings:

Chairman            $3,000
Vice Chair            $2,500
Committee Chairs        $2,500
All other Directors         $2,000

Committee Meeting Attendance Fees are paid per meeting day, not per Committee meeting. No Committee Attendance Fee will be paid if a Board Meeting Attendance Fee is paid for the same day.

TRAVEL

The Directors shall be reimbursed for travel, subsistence and other related expenses incurred in connection with the Directors duties under the terms and conditions of the Bank's Travel and Expense Policy; provided, however, a Director may not be paid or reimbursed for gift or entertainment expenses.

DISCLOSURE

The Bank shall disclose in its annual report to the Federal Housing Finance Agency the following items:

(i) the sum of the total compensation paid to its Directors in that year;

(ii) the sum of the total expenses paid to its Directors in that year;

(iii) the total compensation paid to each Director in that year;

(iv) the total expenses paid to each Director in that year;

(v) the total number of Board meetings and Committee meetings held in that year;

(vi) the total number of Board and Committee meetings that each Director attended in that year; and

(vii) a summary of this Policy.